PRICING SUPPLEMENT NO. 150                                      Rule 424(b)(3)
DATED: August 14, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                $7,096,595,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes      Book Entry Notes
$55,000,000                          [x]                      [x]

Original Issue Date:                 Fixed Rate Notes         Certificated Notes
August 18, 1998                      []                       [_]


Maturity Date:                       CUSIP#: 073928 EN 9
August 18, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            --------                -------              --------

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Date:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]     Commercial Paper Rate              Minimum Interest Rate: N/A

[x]     Federal Funds Rate                 Interest Reset Date(s): Daily

[_]     Treasury Rate                      Interest Reset Period: Daily

[_]     LIBOR Reuters                      Interest Payment Date(s): *

[_]     LIBOR Telerate

[_]     Prime Rate                         Interest Payment Period: Quarterly

[_]     CMT Rate


Initial Interest Rate: **

 Index Maturity:  N/A

 Spread (plus or minus): +0.12%
-----------------------






NYFS04...:\25\22625\0122\1324\SUP8148R.280

* On the 18th of each November, February and May and at maturity.

** The Federal Funds Rate as of August 17, 1998 plus 12 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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